DIRECTOR COMPENSATION POLICY
TABLE OF CONTENTS

I.	Purpose:	1
II.	Scope:	1
III.	Policy Statement:	1
	A. Board and Meeting Fees:	1
	B. Maximum Fees:	1
IV.	Administration:	2
	A. Roles and Responsibilities:	2
	B. Governance:	2
	C. Exception Management/Policy Interpretations:	2
V.	Applicable Laws and Regulations:	2
VI.	Related Policies; Procedures:	2
VII.	Policy History Log:	3

Director Compensation Policy	December 20, 2013

Director Compensation Policy

I.	Purpose:

The purpose of this policy is to set forth the compensation paid to the Board of Directors. The Travel and Public Relations Policy and Director’s Addendum to the Travel and Public Relations Policy set forth the circumstances under which the Bank will reimburse Directors for certain expenses incurred while on Bank business.

II.	Scope:

This policy applies to all Directors of the Bank.

III.	Policy Statement:

A.	Board and Meeting Fees.

A fee of $8,500 per meeting shall be paid to all Directors that attend all or part of a meeting of the Board of Directors, except that a fee of $9,450 per meeting shall be paid to the chairs of all committees and to the vice chair of the Board and a fee of $11,250 per meeting shall be paid to the chair of the Board. This fee shall also be provided to any person elected by the Board to serve as chairman pro tempore or to the vice chair if the vice chair presides for an entire meeting of the Board. There are eight regularly scheduled meetings in 2014.
A fee of $2,250 per meeting shall be paid to all committee members, including ex officio members, who attend all or any part of any meeting of a committee of the Board.
A fee of $1,500 per meeting shall be paid to any Director for participation in telephonic conference calls or when participating by telephone for all or any part of a meeting in which the Director would be entitled to receive a meeting fee for in-person attendance at such meeting.
Fees shall be paid per meeting. For example, if a Board meeting and committee meeting occur on the same day, a separate fee shall be payable for attendance at each meeting. Additionally, in the case of a multi-day meeting, a separate fee shall be payable for each day's attendance at the same meeting.
In the event that inclement weather prevents the occurrence of a planned meeting of the Board or one of its committees, the Directors shall be entitled to receive the applicable meeting fee called for in the Policy, minus any fees received if an in-person meeting is changed to a telephonic meeting.

B.	Maximum Fees.

The maximum fees for 2014 for the Chair shall be $85,000, for the Vice Chair and all Committee Chairs $72,500, and for Directors $65,000.

Director Compensation Policy	1	December 20, 2013

IV.	Administration:

A.	Roles and Responsibilities

(1)	Owner. The General Counsel shall be the owner of this Policy, responsible for maintaining this Policy.

(2)	Authorized Approver. The Board of Directors of the Bank shall be authorized to approve all changes to this Policy.

B.	Governance

(1)
Re-Adoption Frequency. The Governance/Government Relations Committee shall annually review this policy and shall submit its recommendation to the Board. The Board shall consider the recommendations of the Governance/ Government Relations Committee and shall approve the policy no later than required to allow for submission, review and approval of the Director of the Federal Housing Finance Agency (FHFA), if required, to ensure that directors are paid timely for the first regularly scheduled meeting of the Board in which the policy shall apply.

(2)	Review Frequency: The Owner of this Policy is expected to review this Policy annually.

C.	Exception Management/Policy Interpretations

The Board is authorized, in its sole discretion, to interpret the provisions of the policy and to address situations not anticipated or covered by this policy as it determines to be appropriate, consistent with the requirements set forth in the regulations promulgated by the Federal Housing Finance Agency, if any.

V.	Applicable Laws and Regulations:

The following provisions of the Federal Home Loan Bank Act and FHFA Regulations are applicable to this Policy:

•	12 CFR Part 1261.20 - 24

VI.	Related Policies; Procedures

The following Bank policies cover subject matter that is related to this Policy:

Director Compensation Policy	2	December 20, 2013

•	Travel and Public Relations Policy

•	Directors Addendum to the Travel and Public Relations Policy

VII.	Policy History Log:

Date Approved	Purpose	Author	Approved by
12/16/2011	Annual Review	J. Authur	Board
12/21/2012	Annual Review and Policy reformatting into new format	J. Authur	Board
12/20/2013	Annual Review; incorporating compensation adjustments based on revised McLagan study	C.Pratt	Board

Director Compensation Policy	3	December 20, 2013